UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                                                                                     March 4, 2010

CHINA ARMCO METALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-34631	26-0491904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Waters Park Drive, Suite 98, San Mateo, CA	94403
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(650) 212-7620

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 7.01 Regulation FD Disclosure.

On March 4, 2010 China Armco Metals, Inc. (the “Company”) issued a press release announcing the entry into a Scrap Metal Sales Contract with a China steel producer for the sale of scrap steel.  A copy of the press release is furnished as Exhibit 99.1 to this report.

Pursuant to General Instruction B.2 of Form 8-K, the information in this Item 7.01 of Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of China Armco Metals, Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01 Other Information.

The Scrap Metal Sales Contract discussed in the Company’s March 4, 2010 press release covers the sale of scrap metal, crushed aggregates, charging materials and heavy scrap by the Company’s subsidiary Armet (Lianyungang) Renewable Resources Co., Ltd. (“Armet”) to a China steel producer.  Under the terms of the agreement, the purchaser plans to buy 23,000 tons of a mixture of these materials on a monthly basis over a 10 month period beginning in March 2010 following receipt by Armet of a monthly order from the buyer with pricing and terms.  Pricing will be determined on the 25th of each month to calculate the following month’s unit price per ton, and Armet is responsible to pay all transportation and insurance costs associated with the shipments.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

99.1        Press release dated March 4, 2010 (furnished herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA ARMCO METALS, INC.

Date: March 4, 2010	By: /s/ Kexuan Yao
Kexuan Yao, CEO and Chairman of the Board